                                  Exhibit 99.2

                                                           FOR IMMEDIATE RELEASE

                  PAINCARE HOLDINGS, INC. REPORTS FIRST QUARTER
                             RESULTS FOR FISCAL 2003

       Company Achieves Fourth Consecutive Quarter Of Record Revenue And
                                 Earnings Growth

ORLANDO, FL - (PR NEWSWIRE) - April 28, 2003 - PainCare Holdings, Inc. (OTCBB:PANC) today reported its financial results for the three months ended March 31, 2003.

First Quarter 2003 Financial Performance Highlights When Compared To First Quarter 2002

     .    Revenues increased 42% to $2,498,120 from $1,753,892.
     .    EBITDA jumped 62% from $415,463 to $673,359.
     . Net Income rose 56% to $323,289, or $0.02 earnings per share, from $207,291.
     . On a pro forma basis, assuming the recently announced definitive agreements to acquire Associated Physicians and Medical Rehabilitation Specialists had consummated at the beginning of the year, net income for the three months ended March 31, 2003 would have been approximately $690,000, or $0.04 per share.

Randy Lubinsky, Chief Executive Officer, stated, "We are delighted to be off to such a strong year and expect that subsequent quarter over quarter results will be just as impressive. The addition of Medical Rehabilitation Specialists and Associated Physicians to our growing family of pain management practices clearly strengthens PainCare's growth platform and reinforces our confidence that 2003 will indeed be a pivotal year for the Company."

Continuing, Lubinsky said, "PainCare's MedX-Direct Rehabilitation Program remains in hot demand by leading medical establishments around the country. Our goal to deploy 15 programs this year is firmly on track and may well be exceeded. Further, we expect that material revenue and net income contributions from sites currently under deployment should begin to be fully realized over the course of the next several quarters."

Chief Financial Officer Mark Szporka added, "Based on the success of our first quarter, ongoing acquisition efforts and the growing demand for our MedX-Direct program, we are reiterating financial guidance that provides for PainCare to achieve $18 million in revenue and $3 million in net income for fiscal 2003."

The Company will host a teleconference this afternoon beginning at 4:30PM Eastern, and invites all interested parties to join management in a discussion regarding the Company's year-end financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 800-219-6110 or via live webcast by visiting www.paincareinc.com.

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                             PAINCARE HOLDINGS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Three Months Ended March 31,

                                                           2003           2002
                                                      -----------    -----------
Revenues
  Patient Services                                    $ 1,570,314    $ 1,232,163
  Management Fees                                         927,806        521,729
                                                      -----------    -----------
Total Revenues                                          2,498,120      1,753,892
                                                      -----------    -----------
Cost of sales                                             786,544        684,417
                                                      -----------    -----------
Gross Profit                                            1,711,576      1,069,475
                                                      -----------    -----------
General and administrative                              1,038,217        654,012
Depreciation expense                                       85,154         43,930
                                                      -----------    -----------
Operating Income                                          588,205        371,533

Interest Expense                                          133,281         57,455
Other Income                                                  625             --
                                                      -----------    -----------
Income before taxes                                       455,549        314,078

Provision for income taxes                                132,260        106,786
                                                      -----------    -----------
Net Income                                            $   323,289    $   207,291
                                                      ===========    ===========
Basic earnings per share                              $      0.02    $      0.02
                                                      ===========    ===========
Basic weighted average shares outstanding              16,836,956      9,126,263
                                                      ===========    ===========
Diluted earnings per share                            $      0.02    $      0.02
                                                      ===========    ===========
Diluted weighted average shares outstanding            22,551,425     11,013,408
                                                      ===========    ===========

                            SELECT BALANCE SHEET DATA

                              March 31, 2003 (Unaudited)      December 31, 2002 (Audited)
                              --------------------------      ---------------------------
Cash and cash equivalents         $   2,504,620                     $  2,078,684
Current assets                        6,276,516                        5,437,938
Total assets                         15,229,167                       13,666,927
Current liabilities                   1,683,193                        2,281,867
Total liabilities                     5,512,655                        6,112,936
Stockholders' equity              $   9,716,512                     $  7,553,991

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About PainCare

Founded in Orlando, Florida in 2000, PainCare specializes in the cost- effective delivery of high-tech pain relief through Minimally Invasive Surgery, Pain Management technologies and Orthopedic Rehabilitation.

Through strategic acquisitions and management service agreements, the Company is establishing a network of orthopedic rehabilitation, spine surgery and pain management centers across North America to serve the pain care market. Currently, PainCare owns and operates: Advanced Orthopaedics of South Florida, Inc., located in Lake Worth, Florida, that specializes in minimally invasive spine surgery; Rothbart Pain Management Clinic, Inc., one of the largest providers of pain management services in Canada; Spine One, P.C., a pain management practice specializing in minimally invasive spine procedures; Pain & Rehabilitation Network, Inc., dba "The Pain Center," an established pain management practice serving the Greater Jacksonville area in Florida, and led by Andrea M. Trescot, M.D., considered one of the leading pain management physicians in the country. Definitive agreements have been signed to acquire Medical Rehabilitation Specialists, a practice specializing in neuro-muscular and musculo-skeletal care in Tallahassee, Florida; and Associated Physicians Group, a fully integrated pain management group practice serving the St. Louis Metro-East area with three offices in O'Fallon, Freeburg and Glen Carbon, Illinois.

In addition, PainCare operates a turnkey orthopedic rehabilitation program, marketed as MedX-Direct, utilizing joint venture partner MedX' patented, proprietary, rehabilitation equipment to provide selected healthcare providers with an enhanced revenue stream into their practices. The Company currently operates ten MedX-Direct orthopedic rehabilitation centers and has eight additional contracted sites under deployment.

This press release may contain forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated including the following: insufficient capital to expand business; market acceptance of new products and services; management's ability to effectively launch new products in a timely and cost efficient manner; governmental regulation and legal uncertainties; ability to manage growth and to respond to rapid technological change; competitive pressures; costs or difficulties related to the integration of businesses, if any, acquired or that may be acquired, may be greater than expected; operating costs or customer loss and business disruption following future mergers and acquisitions may be greater than expected; general economic or business conditions; and any changes in the securities market. For a detailed description of these and other cautionary factors that may affect PainCare's future results, please refer to PainCare's filings with the Securities Exchange Commission, especially in the "Factors Affecting Operating Results and Market Price of Securities" included in the Company's most recent filings filed with the Securities Exchange Commission.

             Stephanie Noiseux, Elite Financial Communications Group
                   407-585-1080 or via email at steph@efcg.net